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                     MICRO BIO-MEDICS, INC. AND SUBSIDIARIES
                                    FORM 10-Q
                                 AUGUST 31, 1995
                                   (UNAUDITED)
                     ---------------------------------------
Exhibit 11
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         Computation of Earnings per Common and Common Equivalent Share
         --------------------------------------------------------------------
                                    Nine Months Ended      Three Months Ended
                                       August 31,              August 31,
                                    -----------------      ------------------

                                     1995       1994        1995        1994
                                    -----      -----       -----       -----
Earnings
--------
Income before cumulative
  effect of accounting change     $794,872   $1,319,696   $1,016,384   $840,689

Modified Treasury Stock Method
------------------------------
Incremental Income                 166,760       99,446       42,063     51,474
                                 ---------    ---------    ---------  ---------

Adjusted income before
cumulative effect of
accounting change                 $961,632   $1,419,142   $1,058,447   $892,163
                                 ---------    ---------    ---------  ---------
                                 ---------    ---------    ---------  ---------
Shares
------
Weighted average number of
  common shares outstanding      3,640,242    3,545,176    3,676,592  3,552,225

Additional shares assuming
conversion of stock options
and warrants utilizing the
modified treasury
stock method                     1,446,615    1,349,027    1,435,046  1,438,478
                                 ---------    ---------    ---------  ---------

Number of common and common
  equivalent shares              5,086,857    4,894,203    5,111,638  4,990,703
                                 ---------    ---------    ---------  ---------
                                 ---------    ---------    ---------  ---------

Earnings per common and common
  equivalent share

Before cumulative effect
  of accounting change                $.19         $.29         $.21       $.18

Cumulative effect of accounting
  change for income taxes
  prior to 1994                         --        (.01)           --         --
                                 ---------    ---------    ---------  ---------

Earnings per common and common
  equivalent share                    $.19         $.28         $.21       $.18
                                 ---------    ---------    ---------  ---------
                                 ---------    ---------    ---------  ---------
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